POWER OF ATTORNEY

The undersigned, an executive officer or director of Dominion Homes, Inc., an Ohio corporation, hereby constitutes and appoints each of Christine A. Murry and Aaron S. Berke his or her true and lawful attorneys-in-fact and agent(s) with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign all Securities and Exchange
Commission Forms 3, 4, 5 and 144, including any and all amendments thereto and all electronic application forms therefor, and to file the same, and other documents relating thereto, with the
Securities and Exchange Commission, and grants unto said attorney(s)-in-fact and substitute(s) full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do in person, and hereby ratifies and confirms all things that said attorney(s)-in-fact and substitute(s) may lawfully do and seek to be done by virtue hereof.This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

Date:  3/13/2006
/s/Jeffrey Croft
Jeffrey Croft